Exhibit 5(a)(3)

Pacific Life Insurance Company
P.O. Box 7187 • Pasadena, CA 91109-7187
www.PacificLife.com • (800) 722-2333

PACIFIC INNOVATIONS SELECT
Variable Annuity Application

Call (800) 722-2333 if you need assistance.

1. ANNUITANT
Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

Solicited at: State ____ ____

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT
Not applicable for qualified contracts. **Check One:** ☐ Joint ☐ Contingent

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

2. OWNER
If annuitant and owner are the same, it is not necessary to complete this section. Check product guidelines for maximum issue age. Additional forms: For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the appropriate Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement or if the owner is a trust (other than a Charitable Remainder Trust), also complete the Trust Agreement Certification form.

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN/TIN

Residential Address (if different than mailing address) | City, State, ZIP

ADDITIONAL OWNER
Not applicable for qualified contracts. **Check One:** ☐ Joint ☐ Contingent

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitants must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

25-10330 For AmSouth 05/04 1878-4A1

4. ELECTRONIC AUTHORIZATIONS

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION **As the owner, I will receive this privilege automatically.** If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. ☐ Yes

FOR EVEN FASTER DELIVERY

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

E-mail address: ______________________________

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.

Name *(First, Middle, Last)*		Relationship	SSN/TIN	Percentage
	☐ *Primary* ☐ *Contingent*			%
	☐ *Primary* ☐ *Contingent*			%

6. CONTRACT TYPE *Select ONE.*

☐ Non-Qualified	☐ SIMPLE IRA[1]	☐ Roth IRA	☐ 401(a)[2]	☐ 457(b) – gov't. entity	☐ Keogh/HR10[2]
☐ IRA	☐ SEP-IRA	☐ TSA/403(b)[3]	☐ 401(k)[2]	☐ 457(b) – 501(c) tax exempt	

[1] *Complete SIMPLE IRA Employer Information form.* [2] *Complete Qualified Plan Disclosure form.* [3] *Complete TSA Certification form.*

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life Insurance Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE

Indicate the type of initial payment.

☐ 1035 exchange/estimated transfer ....$ ______________

☐ Amount enclosed ....$ ______________

7B. QUALIFIED CONTRACT PAYMENT TYPE

Indicate the type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer ....$ ______________

☐ Rollover ....$ ______________

☐ Contribution .....$ ______________ for tax year __________

8. REPLACEMENT

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? ☐ Yes ☐ No MUST CHECK ONE

If yes, provide the information below and attach any required state replacement and/or 1035 exchange/transfer forms. Use the Special Requests section to provide additional insurance companies and contract numbers.

Insurance Company Name	Contract Number	Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. AVAILABLE OPTIONS

Subject to state availability. To qualify for GPA[5], Income Access or GIA[5] rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life for the riders.

☐ **GPA[5]** *Annuitant(s) must not be over age 85 at issue, which must be at least ten years prior to the annuity date.*

☐ **Income Access** *Annuitant(s) must not be over age 85 at issue.*

☐ **GIA[5]** *Annuitant(s) must not be over age 80 at issue.*

☐ **GIA[II]** *Annuitant(s) must not be over age 80 at issue.*

☐ **EEG** *Annuitant(s) must not be over age 75 at issue.*

If any rider I have selected within this section cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the rider(s).

25-10330 For AmSouth 05/04 *1878-4A2*

10. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by owner(s). 11. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing. Manager: Investment Option: Manager: Investment Option: AIM % Blue Chip PIMCO Advisors-NFJ % Small-Cap Value AIM % Aggressive Growth Pacific Life % Money Market Capital Guardian % Diversified Research Pacific Life % High Yield Bond Goldman Sachs Pacific Life % DCA Plus Fixed Option † % Short Duration Bond with a Guarantee Term of Goldman Sachs % I-Net Tollkeeper SM months INVESCO % Financial Services INVESCO % Health Sciences Putnam % Equity Income INVESCO % Technology Putnam % Equity Putnam % Aggressive Equity Janus % Growth LT Janus % Focused 30 Salomon Brothers % Large-Cap Value Lazard % Mid-Cap Value Van Kampen % Comstock Lazard % International Value Van Kampen % Real Estate MFS Van Kampen % Mid-Cap Growth % Capital Opportunities MFS % International Large-Cap AmSouth % Capital Growth Mercury % Equity Index AmSouth % Select Equity Mercury % Small-Cap Index AmSouth % Value Oppenheimer % Multi-Strategy Oppenheimer % Main Street ® Core Oppenheimer MUST TOTAL 100% % Emerging Markets PIMCO % Inflation Managed † Indicate percentage of premium payment to be allocated to the DCA Plus Fixed PIMCO % Managed Bond Option and complete the DCA section of the Transfers and Allocations form. 25-10330 For AmSouth 05/04

12. STATEMENT OF OWNER I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I have discussed all fees and charges for this contract with my agent, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. The following states require insurance companies to provide a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Please check for state product availability. Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services. Virginia It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties. SIGN HERE Owner’s Signature Date (mo/day/yr) Signed at: City State SIGN HERE Joint Owner’s Signature if applicable Date (mo/day/yr) 13. AGENT’S STATEMENT I have explained to the owner(s) how the annuit y will meet their insurable needs and financial objectives. I affirm that I have instructed the applicant to answer the Section 8 “Replacement” question with an affirmative “yes” and the applicant has answered that question “yes” where I know or have reason to believe that an existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued. I have discussed the appropriateness of replacement, and followed Pacific Life’s written replacement guidelines. SIGN HERE Soliciting Agent’s Signature Print Agent’s Full Name Agent’s ID Number Agent’s Telephone Number Agent’s E-Mail Address Option M A M B Broker/Dealer’s Name Brokerage Account Number Optional Send completed application as follows: APPLICATIONS WITH PAYMENT: APPLICATIONS WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 100060, Pasadena, CA 91189-0060 Regular Mail Delivery: P.O. Box 7187, Pasadena, CA 91109-7187 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105 25-10330 For AmSouth 05/04

Section	Use these instructions when completing the Pacific Innovations Select application.

Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business.

For additional information regarding Pacific Innovations Select, consult the prospectus.

1. & 2.	Annuitants/Owners: Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k) and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers.

Complete the “Solicited at: State” box for custodial owned contracts only.

3.	Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.

4.	Telephone/Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life and the provisions set forth in the contract’s prospectus.

Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5.	Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

6.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

7.	Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $10,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

8.	Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms.

9.	Available Options: Riders are subject to state availability. You must enroll in the Portfolio Optimization asset allocation program to add GPA[5], Income Access, or GIA[5] rider(s) to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the rider(s).

10.	Special Requests: Use this section to add Portfolio Optimization (indicate Model A, B, C, D or E) to your contract. This section can also be used for special registrations and additional beneficiary information.

11.	Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%.

12.	Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

13.	Agent’s Statement: Agent must fully complete and sign this section. If the agent’s firm allows for Option C, and agent wants to select it, write “Option C” in the Special Requests section.

Important: Help avoid a returned application by confirming your application has the following minimum information:

•	Annuitant and owner information — Sections 1 & 2	•	Date application is signed — Section 12
•	Line of business is correct — Section 6	•	Agent’s signature — Section 13
•	City and state where application is signed — Section 12		IS Instr (05/04)